                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-85736 on Form S-4 dated April 25, 1996; No. 33-60513 on Form S-8 dated
July 23, 1995; No. 33-98246 on Form S-8 dated August 17, 1994; and No. 33-80030 on form S-3 dated June 20, 1994 of our report dated June 7, 1996, with respect to the supplemental consolidated financial statements and schedule of Vivra Incorporated included in this Form 8-K.

                                          ERNST & YOUNG LLP


Los Angeles, California
June 13, 1996